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                                 FUND AMERICAN

                                                                      EXHIBIT 11

                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                                                                 Year Ended December 31,
                                                                            -----------------------------
                                                                                1996      1995       1994
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
Primary earnings per share:
  Per share numerator (in millions):
     After tax earnings                                                      $   4.9   $  18.5    $  21.1
     Dividends on preferred stock                                                  -      (3.8)      (9.9)
                                                                            -----------------------------
     After tax earnings applicable to common stock                               4.9      14.7       11.2
     Tax benefit from sale of discontinued operations                              -      66.0          -
     Loss on early extinguishment of debt, after tax 4)                            -       (.4)         -
     Cumulative effect of accounting change -
        purchased mortgage servicing, after tax                                    -         -      (44.3)
                                                                            -----------------------------
     Net income (loss) for per share computation                             $   4.9   $  80.3    $ (33.1)
                                                                            =============================
  Per share denominator (in thousands):
     Average common shares outstanding                                         7,429     7,794      8,874
     Dilutive options, warrants and performance shares                           681       788        531
                                                                            -----------------------------
     Shares for per share computation                                          8,110     8,582      9,405
                                                                            =============================
  Per share earnings (in dollars):
     After tax earnings                                                      $   .60   $  1.71    $  1.20
     Tax benefit from sale of discontinued operations                              -      7.69          -
     Loss on early extinguishment of debt, after tax                               -      (.04)         -
     Cumulative effect of accounting change -
        purchased mortgage servicing, after tax                                    -         -      (4.71)
                                                                            -----------------------------
     Net income (loss)                                                       $   .60   $  9.36    $ (3.51)
----------------------------------------------------------------------------=============================
Fully Diluted earnings per share:
  Per share numerator (in millions):
     After tax earnings                                                      $   4.9   $  18.5    $  21.1
     Dividends on preferred stock                                                  -         -       (9.9)
                                                                             ----------------------------
     After tax earnings applicable to common stock                               4.9      18.5       11.2
     Tax benefit from sale of discontinued operations                              -      66.0          -
     Loss on early extinguishment of debt, after tax                               -       (.4)         -
     Cumulative effect of accounting change -
        purchased mortgage servicing, after tax                                    -         -      (44.3)
                                                                             ----------------------------
     Net income (loss) for per share computation                             $   4.9   $  84.1    $ (33.1)
                                                                             ============================
  Per share denominator (in thousands):
     Average common shares outstanding                                         7,429     7,794      8,874
     Dilutive options, warrants and performance shares                           681       788        534
     Dilutive preferred stock                                                      -       607          -
                                                                             ----------------------------
     Shares for per share computation                                          8,110     9,189      9,408
                                                                             ============================
  Per share earnings (in dollars):
     After tax earnings                                                      $   .60   $  2.02    $  1.20
     Tax benefit from sale of discontinued operations                              -      7.18          -
     Loss on early extinguishment of debt, after tax                               -      (.04)         -
     Cumulative effect of accounting change -
        purchased mortgage servicing, after tax                                    -         -      (4.71)
                                                                             ----------------------------
     Net income (loss)                                                       $   .60   $  9.16    $ (3.51)
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